UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2019

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number
1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of its ongoing succession planning efforts, on July 1, 2019, Puget Sound Energy, Inc. and Puget Energy, Inc. (together, the “Companies”) announced that Mary E. Kipp has been appointed to serve as President of the Company. Ms. Kipp will report to Kimberly J. Harris, the Company’s Chief Executive Officer, who voluntarily resigned her position as President. It is anticipated that Ms. Kipp will begin her service on August 30, 2019.

In addition, it is anticipated that Ms. Kipp will assume the additional role of Chief Executive Officer of the Companies upon Ms. Harris’ expected retirement in January 2020.

Prior to her appointment as President, Ms. Kipp, 51, served as the President, Chief Executive Officer and director of El Paso Electric Company (“El Paso”) since May 2017. Prior to that, she served as Chief Executive Officer and director of El Paso from December 2015 to May 2017, President of El Paso from 2014 to 2015, Senior Vice President, General Counsel and Chief Compliance Officer of El Paso from 2010 to 2014, Vice President – Legal and Chief Compliance Officer from 2009 to 2010, and Assistant General Counsel and Director of FERC Compliance for El Paso from 2007 to 2009. Prior to joining El Paso, Ms. Kipp served as a senior attorney in the Federal Energy Regulatory Commission’s Office of Enforcement in Washington D.C.

In connection with her appointment as President, the Boards of Directors of the Companies, upon the recommendation of the Compensation and Leadership Development Committees, approved a compensation package for Ms. Kipp that includes the following components:

•	Annual base salary of $860,000;

•	Eligibility for an annual incentive payment equal to 90% of annual base salary for performance at target (prorated for full months of service as President during 2019); and

•	Eligibility for a long-term incentive payment equal to 110% of base salary for performance at target during the 2017-2019 performance cycle

•	Eligibility for a long-term incentive payment equal to 165% of base salary for performance at target during the 2018-2020 performance cycle

•	Eligibility for a long-term incentive payment equal to 220% of base salary for performance at target during the 2019-2021 performance cycle

In addition, Ms. Kipp will receive a hiring bonus in the amount of $800,000 (“Hiring Bonus”), which will be paid within 30 days following Ms. Kipp’s start date. In the event Ms. Kipp resigns or is terminated for cause (as defined in the letter agreement between the Companies and Ms. Kipp) within 12 months of payment, Ms. Kipp will be required to reimburse the Companies for the full amount of the hiring bonus.

Further, Ms. Kipp will be eligible to receive an additional bonus of $1,500,000 (“Acquisition Bonus”) in the event the previously announced acquisition of El Paso by the Infrastructure Investments Fund, an investment vehicle advised by J.P. Morgan Investment Management Inc. (the “Acquisition”) is consummated in 2020. In the event the Acquisition does not occur in 2020, Ms. Kipp will not be entitled to the Acquisition Bonus. If Ms. Kipp is terminated without cause (as defined in the letter agreement between the Companies and Ms. Kipp), Ms. Kipp will remain entitled to the Acquisition Bonus (subject to the terms above) as if she remained employed with the Companies.

Ms. Kipp will also be eligible to participate in the Companies’ health care, retirement and and other benefit plans. The Companies will also reimburse Ms. Kipp for certain relocation expenses, including a gross-up amount to help offset applicable taxes.

This Current Report on Form 8-K includes forward-looking statements, which are statements of expectations, beliefs, plans, objectives and assumptions of future events. Words or phrases such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “should,” “will likely result,” “will continue” or similar expressions are intended to identify certain of these forward-looking statements and may be included in discussion of, among other things, our future expectations. Forward-looking statements reflect current expectations and involve risks and uncertainties that could cause actual outcomes to differ materially from those expressed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: July 1, 2019	By:	/s/ Steve R. Secrist
	Name:	Steve R. Secrist
	Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer